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                                                                    EXHIBIT 12.1

                BENEDEK BROADCASTING CORPORATION AND SUBSIDIARY
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            AND PREFERRED DIVIDENDS

                                                                        YEAR ENDED DECEMBER 31,
                                                -----------------------------------------------------------------------
                                                   1991           1992           1993           1994           1995
                                                -----------    -----------    -----------    -----------    -----------
HISTORICAL
Net income (loss) before extraordinary item
  and income taxes per statement of
  operations.................................   $(8,143,421)   $(5,605,078)   $(5,034,414)   $ 2,044,359    $  (811,644)
Add:
     Interest on indebtedness................    14,022,008     14,399,727     14,209,747     11,358,588     15,191,457
     Amortization on deferred loan costs.....       192,177        192,177        309,160      1,450,776        680,243
     Portion of rents representative of the
       interest factor.......................       169,667        158,667        151,533        152,790        208,667
                                                -----------    -----------    -----------    -----------    -----------
          Income as adjusted.................     6,240,431      9,145,493      9,636,026     15,006,513     15,268,723
                                                -----------    -----------    -----------    -----------    -----------
Fixed charges:
     Interest on indebtedness................    14,022,008     14,399,727     14,209,747     11,358,588     15,191,457
     Amortization on deferred loan costs.....       192,177        192,177        309,160      1,450,776        680,243
     Portion of rents representative of the
       interest factor.......................       169,667        158,667        151,533        152,790        208,667
                                                -----------    -----------    -----------    -----------    -----------
          Fixed charges......................    14,383,852     14,750,571     14,670,440     12,962,154     16,080,367
                                                -----------    -----------    -----------    -----------    -----------
Ratio of earnings to fixed charges...........       N/A            N/A            N/A               1.2X        N/A
                                                -----------    -----------    -----------    -----------    -----------
                                                -----------    -----------    -----------    -----------    -----------
(Deficiency).................................   $(8,143,421)   $(5,605,078)   $(5,034,414)       N/A        $  (811,644)
                                                -----------    -----------    -----------    -----------    -----------
                                                -----------    -----------    -----------    -----------    -----------

                                                  THREE
                                                 MONTHS
                                                  ENDED
                                                 MARCH 31,
                                                   1996
                                               -----------
HISTORICAL
Net income (loss) before extraordinary item
  and income taxes per statement of
  operations.................................  $(1,742,573)
Add:
     Interest on indebtedness................    4,026,253
     Amortization on deferred loan costs.....      100,457
     Portion of rents representative of the
       interest factor.......................       57,175
                                               -----------
          Income as adjusted.................    2,441,312
                                               -----------
Fixed charges:
     Interest on indebtedness................    4,026,253
     Amortization on deferred loan costs.....      100,457
     Portion of rents representative of the
       interest factor.......................       57,175
                                               -----------
          Fixed charges......................    4,183,885
                                               -----------
Ratio of earnings to fixed charges...........      N/A
                                               -----------
                                               -----------
(Deficiency).................................  $(1,742,573)
                                               -----------
                                               -----------

                                                                              YEAR ENDED        THREE MONTHS ENDED
                                                                           DECEMBER 31, 1995      MARCH 31, 1996
                                                                           -----------------    ------------------
PRO FORMA FOR ACQUISITIONS AND FINANCING
Net income (loss) before extraordinary item and income taxes per
  statement of operations...............................................     $ (18,109,000)        $ (7,724,000)
Add:
     Interest on indebtedness...........................................        39,561,000            9,820,000
     Amortization on deferred loan costs................................         1,487,000              357,000
     Portion of rents representative of the interest factor.............           371,000              107,000
                                                                           -----------------    ------------------
          Income as adjusted............................................        23,310,000            2,560,000
                                                                           -----------------    ------------------
Preferred dividend requirements.........................................        13,191,000            3,141,000
Fixed charges:
     Interest on indebtedness...........................................        39,561,000            9,820,000
     Amortization on deferred loan costs................................         1,487,000              357,000
     Portion of rents representative of the interest factor.............           371,000              107,000
                                                                           -----------------    ------------------
          Fixed charges and preferred dividends.........................        54,610,000           13,425,000
                                                                           -----------------    ------------------
Ratio of earnings to fixed charges and preferred dividends..............          N/A                  N/A
                                                                           -----------------    ------------------
                                                                           -----------------    ------------------
(Deficiency)............................................................     $ (31,300,000)        $(10,865,000)
                                                                           -----------------    ------------------
                                                                           -----------------    ------------------


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